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MEMORANDUM OF AGREEMENT OF LEASE ENTERED INTO AT THE CITY AND
DISTRICT OF MONTREAL IN THE PROVINCE OF QUEBEC AS OF THE THIRD (3rd) DAY OF MARCH 1995.

BY AND BETWEEN:

LIBERTY SITES LTD, a body politic and corporate duly incorporated according to law and having its head office at 1450 St. Amour Street, in the City and District of St. Laurent, Province of Quebec, H4S 1J3, herein acting and represented by Sandra Levy, duly authorized for the purposes of the present Agreement.

(hereinafter referred to as the "Landlord")
AND
PHOENIX INTERNATIONAL LIFE SCIENCES INC, a body politic and corporate duly incorporated according to law and having its head office at 4625 Dobrin Street in the City and District of Saint-Laurent, Province of Quebec, H4R 2P7, herein acting and represented by Jean- Yves Caloz, duly authorized for the purposes of the present Agreement in virtue of a resolution of its Board of Directors, a certified copy of which remains annexed hereto.

(hereinafter referred to as the "Tenant")

1.       DESCRIPTION AND LEASE OF PREMISES

         Landlord, in consideration of the rents, covenants and agreements hereinafter contained on the part of the Tenant to be paid, kept and performed, hereby leases to Tenant and Tenant does hereby accept from the Landlord that certain part of the building located at 4850 Dobrin and 4901 Levy streets, in the City of Saint-Laurent (the "Building"), having an office and a warehouse area, of approximately seventy thousand nine hundred and eighty (70,980) square feet, the whole as will be determined and certified by the Landlord's architect in accordance with BOMA Standards, and as outlined in red on the floor plans attached hereto as Schedule "A", (hereinafter referred to as either the "Leased Premises" or the "Premises") and an outside loading and trucking area, and exterior parking areas of approximately one hundred and sixty (160) spaces for Tenant employee and visitor vehicles, the whole as shown in yellow on Schedule "B" attached hereto (but which may change from time to time, subject to the reasonable approval of the parties), together with any landspaced areas in front of the Leased Premises, and the right to use with others the driveways to access the Leased Premises (the said Building and land hereinafter referred to as the "Property" as outlined in Schedule "A" attached hereto).

2.       TERM OF LEASE

         The Term of this lease shall be for a period of fifteen (15) years to be computed from the first (1st) day of July 1995 (the "Commencement Date") and to terminate on June 30, 2010 (the "Term").


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         The Tenant shall have the right to occupy the Premises as of the signing of this Lease save and except the premises presently occupied by CIBC, outlined in blue on Schedule "A", and to begin to build the Tenant's Work (as those words are defined in Section 21 hereof) in the whole of the Leased Premises except the premises occupied by CIBC. As soon as CIBC vacates its present location, which is expected to be on or about May 1, 1995 the Tenant shall be able to occupy that part of the Premises. The Landlord undertakes to use its best effort to have CIBC vacate their premises on or about May 1, 1995. The Tenant shall be bound during the period from the date of occupancy until the Commencement Date by all the provisions of this Lease and, without limiting the generality of the foregoing, the Tenant shall be liable for any and all damages caused by its actions or omission or those of its contractors, subcontractors, agents and employees. During this period, the Tenant shall be responsible to pay for all electricity and other utility costs and all special services provided by third parties whether or not arranged for by the Landlord.

3.       USE OF PROPERTY

         The Leased Premises shall be used in a first class and reputable manner solely to carry out pharmaceutical research as well as any use in connection therewith and for no other purpose.

4.       NET LEASE

         It is the intention of the parties that the Minimum Net Rental set out in Section 5 of this lease shall be absolutely net to the Landlord and that the Tenant shall pay for its own account, to the complete exoneration of the Landlord, all costs and expenses affecting the Leased Premises or the business carried on therein, and its proportionate share of all Property Taxes and Costs as hereinafter defined, except as is otherwise provided in this lease.

         Furthermore, any amount and any obligation which is not expressly declared herein to be that of the Landlord pertaining to the Premises shall be deemed to be an obligation of the Tenant and/or at the expense of the Tenant.

5.       NET RENTAL

         During the term of the lease, the Tenant shall pay the Landlord the following minimum net rental (the "Minimum Net Rental"):

         (a) Nine Dollars and Fifty Cents ($9.50) per square foot per year during the first five (5) years of the Term; and



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         (b)      Thirteen Dollars and Forty Cents ($13.40) per square foot per year during years six (6) through ten (10) inclusively; and

         (c) Eleven Dollars and Fifty Cents ($11.50) per square foot per year during years eleven (11) through fifteen (15) inclusively;

         each payable in equal monthly instalments in advance on the first day of each month.

         The Minimum Net Rental as herein provided shall be paid to the Landlord and/or its nominee at the Head Office of the Landlord in the City of Saint-Laurent, at 1450 St. Amour Street, in the Province of Quebec, or at such other place in Canada as shall be designated by the Landlord in writing to the Tenant.

         Notwithstanding the above, the Tenant shall not have to pay any Minimum Net Rental during the first year of the Term. It shall, nevertheless, pay all Additional Rental and the cost of all electricity and utilities consumed in the Premises as of the Commencement Date of the Term.

6.       ADDITIONAL RENTAL

         In this lease, unless there is something in the context inconsistent herewith, the parties agree that "Additional Rental" means any and all amounts due or becoming payable to the Landlord pursuant to this lease other than the Minimum Net Rental, whether such amounts are specifically referred to as Additional Rental or not.

         It is agreed and understood that such amounts other than Proportionate Expense Rental (as hereinafter defined) and any other amounts for which a specific payment date is provided for in this lease, whether specifically referred to as Additional Rent or not, shall be payable on the first day of the month immediately following the date the said amount is claimed, or such other date that Landlord designates.

7.       PROPORTIONATE EXPENSE RENTAL

         The Tenant shall pay without duplication as Additional Rental in each lease year, its proportionate share of all Property Taxes and Costs, reasonable expenses and disbursements incurred by the Landlord or on its behalf to operate, clean, maintain and repair the Property (hereinafter referred to as "Proportionate Expense Rental") which include without limitation:

         (a) The total cost of insuring the Property (including such insurance as the Landlord shall, acting reasonably, effect or shall be required to effect by any secured creditor) against fire and any other perils which presently are or hereafter may be from time to time embraced by or defined in a standard fire insurance policy with


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                  extended coverage, comprehensive general liability insurance, boiler and pressure vessel insurance, business interruption and/or loss of rentals insurance equal to at least (1) one year's Minimum Net Rental and Proportionate Expense Rental, and such other insurance as the Landlord, acting reasonably may deem necessary or advisable.

         (b) The cost of cleaning, sweeping, snow removal, gardening and landscaping maintaining and operating the Property.

         (c) The part of such costs reasonably allocated to the Property with respect to seeing to the security of the Trans Canada Business Park.

         (d) The cost of repairs and replacements to (including major repairs and structural repairs and replacements but excluding repairs due to structural defects which relate to the state of the Building prior to the Tenant's Work (as those words are defined hereinafter)), and maintenance of the building and improvements of the Property and their appurtenances and equipment including the common areas and facilities.

         (e) Remuneration, including contributions toward usual fringe benefits, unemployment insurance and similar contributions, of employees engaged in maintaining, operating and supervising the Property, it being agreed and understood that where employees are not employed on site on a full time basis, there shall be attributed to the Property only such sums as are the product obtained by multiplying the aforementioned remuneration and contributions by a fraction, the numerator of which is the average time per week that the employee spends working on the Property on site and the denominator of which is the average number of hours that such employee spends each week working for the Landlord.

         (f) The Taxes on Capital as defined hereinafter. "Taxes on Capital" means an amount imputed by the Landlord acting reasonably to the Property in respect of taxes, rates, duties and assessments presently or hereafter levied, rated, charged or assessed from time to time upon the Landlord and payable by the Landlord to the Government of Canada and to the Province of Quebec on account of its capital. Capital Taxes shall be imputed on the basis of the Landlord's determination of the amount of capital attributable to the Property, which shall be based on the original capital cost of the Building together with the cost of any improvements made to it paid by the Landlord together with the book value of the Land at the moment of the determination by the Landlord of the amount of capital attributable to the Property. Capital Taxes also means the amount of any capital or place of business tax levied by any government or other applicable taxing authority against the


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                  Landlord with respect to the Property whether known as Capital
                  Taxes or by any other name.

         (g) All Montreal Urban Community, municipal, school, special taxes and taxes and surtaxes on non-residential immovables, for the Property on which the Leased Premises are situated and any other taxes assessed against the building and/or land during the Term of the lease (hereinafter collectively called "Real Estate Taxes").

                  Should the mode of collecting business taxes, water taxes or other assessments be such that the Landlord shall be required to pay for same, or if the system of Real Estate Taxes shall be altered or varied and any new tax or levy shall be levied or imposed on the building and/or land and/or the revenues there from and/or the Landlord in substitution for and/or in addition to Real Estate Taxes presently levied or imposed on immovables in the City of Ville St.Laurent or Montreal Urban Community in which the property is situated, then any such new tax or levy shall be included within the definition of Real Estate Taxes as contained in this section and the provisions of this section shall apply mutatis mutandis.

                  For greater certainty, the Surtax and the Tax on Non-Residential Immovables will be recoverable from the Tenant on the same basis as Real Estate Taxes, that is, on its proportionate share basis, notwithstanding any percentage entered on the schedule to the real estate assessment roll for the Property or any omissions or errors in same.

                  The benefit of any reduction in Real Estate Taxes obtained because of any vacancy in the Building during the previous fiscal year, if any, will remain with the Landlord and shall not be shared with the tenants of the Building.

         (h) Administrative cost equal to fifteen percent (15%) of all costs and expenses incurred by the Landlord with respect to paragraphs (a) to (g) inclusively of this Section 7, less the exclusions hereinafter provided for.

         Notwithstanding the above, the Tenant shall not be required to pay any of the following costs:

         (a) interest and principal payments on outstanding financing of the Landlord and any other debt costs of the Landlord;

         (b) costs or expenses incurred with respect to the acquisition, development, construction or furnishing of the Building prior to the commencement of Tenant's Work (as those words are defined hereinafter);



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         (c)      costs of repairs done by the Landlord and for which the
                  Landlord has been or is to be reimbursed, either as a result of an insurance claim or otherwise;

         (d) costs of structural repairs which relate to the state of the Building prior to the Tenant's Work (as those words are defined hereinafter);

         (e) commissions, fees and all other expenses incurred in connection with marketing or leasing the Premises or any part thereof;

         (f) any amount paid as a fine or a penalty as result of a violation of a violation of law (provided such violation of law was not caused by or contributed to by the Tenant);

         (g) income, business and corporate taxes and other personal taxes to the Landlord (other than capital taxes and large corporation taxes);

         (h) the amount of any sales tax, goods and services tax, value-added tax or any similar tax ("Sales Tax") paid or payable by the Landlord on the purchase of goods and services included in Additional Rent which may be available to the Landlord as a credit in determining the Landlord's net tax liability or refund on account of Sales Tax, but only to the extent Sales Tax is included in Additional Rent;

         (i) the cost of any insurance premiums relating to risks or amounts which are not normally insured against by reasonably prudent owners of similar buildings;

         (j) operating costs which are recoverable from insurance proceeds or which would be recoverable assuming compliance by the Landlord with its insurance obligations;

         (k)      costs covered by warranties or guarantee; and

         (l) any cost which would otherwise be included in the Additional Rent but consists of an amount paid to a corporate affiliate, parent or subsidiary of the Landlord to the extent such amount is in excess of the fair market value of the said item or service where the expense is incurred in an arm's length transaction.

         Notwithstanding anything else contained herein, all Additional Rent shall be calculated without duplication or profit to the Landlord and in accordance with generally accepted accounting principles.

         In the event that there are separate assessments and tax bills for the Leased Premises (including but not limited to all licence fees, charges, rates assessed against the Leased Premises and/or all equipment and facilities thereon or therein, and every tax and licence


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         fee in respect of any and every business carried on therein, or in respect of the occupancy of the Leased Premises by the Tenant), the Tenant shall pay to the taxing authority and discharge same, and discharge in each lease year during the Term and within the times provided for by the taxing authority all taxes so levied, the Tenant shall provide the Landlord within thirty (30) days after receipt with a copy of any separate tax bills and assessments for the Leased Premises and shall promptly deliver to the Landlord receipts evidencing the payment of such taxes.

         The Tenant shall pay to the Landlord as Additional Rental its Proportionate Share of any expenses, including, without limitation, legal and appraisal expenses incurred by the Landlord in obtaining or attempting to obtain a reduction of or to prevent an increase of any Real Estate Taxes. The Landlord shall act as a prudent and reasonable Landlord when exercising its discretion to contest Real Estate Taxes. Should the Tenant request that the Landlord contest Real Estate Taxes, the Landlord agrees to cooperate with the Tenant.

         The Tenant's Proportionate Share shall be the proportion that the gross floor area of the Leased Premises bears to the gross leasable floor area of the building wherein the Leased Premises are situated. The Tenant's proportionate share can be adjusted, however, by the Landlord in terms of Real Estate Taxes and capital taxes, to take into consideration the value of the improvements made to the Premises or the number of parking spaces used by the Tenant, the whole to be calculated by the Landlord in an equitable and fair manner to the Landlord and to the Tenant and provided the Landlord does not recover more than one hundred percent (100%) of such expenditures.

         The amount payable by the Tenant under the provisions of this section shall be reasonably estimated by the Landlord in advance for each calendar year. The Tenant agrees to pay to the Landlord such amount in equal, monthly instalments in advance, during such period together with the Minimum Net Rental provided for in Section 6. Within a reasonable period of time after the end of the period for which such estimated payments have been made, the Landlord shall send the Tenant a statement showing the actual amount required to be paid under the provisions of this Section. Overpayments or underpayments shall be adjusted within thirty (30) days after the delivery of the Landlord's statement.

         Should the first year of the Term not commence on the first day of January, or should the last year of the Term not terminate on the thirty-first day of December, then, prior to the commencement of the Term, or of the last year of the Term, as the case may be, or as soon thereafter as is reasonably possible, the Landlord shall furnish to the Tenant a reasonable estimate of the charges for the part of the year in question and the Tenant shall pay to the Landlord on the first day of each month in advance during the part of the year in question forming part of the Term, Additional Rental equal to the portion of the estimated charges divided by the number of months during the part of the year in question.


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         Any capital expenditures incurred by the Landlord will be amortized over the useful life of the expenditure in question.

8.       UTILITIES AND EQUIPMENT

         The Tenant shall promptly pay for its electricity (including without limitation any electricity used for heating and/or air conditioning the Leased Premises), for the cost of operating, repairing, maintaining and replacing the machinery and other facilities required for the heating, ventilating and air conditioning of the Leased Premises and facilities, and gas, water, sewer and electric utility costs relating to same, telephone and all public utilities with respect to the Leased Premises.

         Throughout the Term of the lease, the Tenant shall engage a qualified air conditioning maintenance contractor to maintain and repair the heating, ventilating and air conditioning system. The Tenant shall provide the Landlord with a copy of a duly executed heating, ventilating and air conditioning maintenance and repair contract, as well as all renewals of said contract as soon as same are signed.

9.       SUBLETTING AND ASSIGNMENT

         Subject to the provisions hereinafter detailed, the Tenant shall not have the right to sublet the Premises or any part thereof, or assign its rights in the present lease, or allow the Premises or any part thereof to be used by another, nor hypothecate or encumber this lease or the Premises or any part thereof, without the prior written consent of the Landlord, which consent may not be unreasonably withheld. Notwithstanding the foregoing, the Tenant shall have the right to assign or transfer the Lease or sublet the Premises without the prior written approval of the Landlord if such assignment or sublet is to a corporation associated (as such terms are defined in the Canada Business Corporations Act) with the Tenant, provided such subtenant or assignee carries on the same use of the Leased Premises authorized herein. Notwithstanding such subletting and assignment, or permitted use by another, the Tenant shall remain jointly and severally liable with such sub-lessee, assignee or user, for the performance of all the terms and conditions of the present lease, for the residue of the lease, or any renewal thereof.

         If the Tenant wishes to so sublet or assign it must provide the name of the prospective sublessee or assignee together with such other reasonable information as Landlord shall require together with a request for consent of the Landlord at least thirty (30) days prior to the effective date of the proposed transfer or assignment and the Landlord shall have twenty-one (21) days from receipt of a registered letter or courier from the Tenant to send a notice to the Tenant withholding its consent to said sublet or assignment, together with the basis for such refusal, failing which Landlord shall be deemed to have given its consent.



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         Any document or consent evidencing any assignment of this lease or any sublet of the Leased Premises if permitted or consented to by the Landlord shall be prepared by the Landlord or its attorneys and all reasonable legal costs with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand as Additional Rent.

10.      EXPROPRIATION

         If the whole or a substantial portion of the Property be condemned, expropriated or taken in any manner for any public or quasi-public use or purpose such that it is no longer feasible for the Landlord to continue to operate the Property, then Landlord may at its option terminate this lease provided such termination shall not affect Tenant's right of action or the amount claimed pursuant to its right of action against the expropriating authority by giving notice in writing to Tenant that the Term hereof shall expire upon the day when possession is required for such purpose and in the event of such expiration Landlord shall have no liability to Tenant of any nature.

11.      INSPECTION AND REPAIR

         Subject to the requirements of Tenant's activities in the Premises, Landlord and its agent shall have, upon a prior twenty-four (24) hour notice (except in an emergency), the right at all reasonable hours during the Term of this lease and any renewals thereof to enter the Leased Premises to examine the condition thereof and to ascertain whether Tenant is performing its obligations hereunder, and Tenant shall make any repairs which Tenant is obliged to make pursuant to the terms of this lease. If Tenant fails to make any such repairs within thirty (30) days after written notice from Landlord requesting Tenant to do so, provided that such repairs may reasonably be made within the said period. If the Tenant fails to carry out the repairs within the appropriate delay Landlord may, without prejudice to any other rights or remedies it may have, make such repairs and charge the cost thereof to Tenant, plus an administrative fee of fifteen percent (15%) for doing so, which shall be charged to Tenant as additional rent. Nothing in this lease shall be construed to obligate or require Landlord to make any repairs for which the Tenant is responsible hereunder, but Landlord shall have the right at any time to make emergency repairs without prior notice to Tenant and, provided same are the responsibility of Tenant hereunder, charge the cost thereof to Tenant, plus an administrative fee of fifteen percent (15%) for doing so, which shall be charged to Tenant as additional rent. Any costs chargeable to Tenant hereunder shall be payable forthwith on written demand as Additional Rental.

12.      OBSTRUCTIONS

         The sidewalks, entries, passage corridors, and stairways shall not be obstructed by the Tenant, its officers, agents, servants, employees, or customers or used for any other purposes than for ingress and egress to or from the Leased Premises, and the Tenant shall


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         save the Landlord harmless from damages to persons or Property because, of any nuisance or other act which obstruct the free movements of persons to, in and from the building and Property.

13.      EXPIRATION OF LEASE

         The present lease shall terminate ipso facto and without notice or demand on the date stated in Section 2 hereof and any continued occupation of the Premises by Tenant shall not have the effect of extending the period or of renewing the present lease for any period of time, the whole notwithstanding any provisions of law and Tenant shall be presumed to occupy the Premises against the will of Landlord who shall thereupon be entitled to make use of any and all remedies by law providing for the expulsion of Tenant and for damages, provided, however, that Landlord shall have the right at its option in the event of such continued occupation by Tenant to give to Tenant at any time written notice that Tenant may continue to occupy the Premises under a tenancy from month to month in consideration of a net rental one and a half (1.5) times the monthly Minimum Net Rentals that was payable during the year immediately preceding the expiry date of this lease, payable monthly and in advance and otherwise under the same terms and conditions as are herein set forth.

         The Tenant shall, at the expiration or sooner termination of the Term of this lease, peaceably surrender with all additions, alterations, changes or installations which at any time during the Tenn hereof shall be made therein or thereon, in good repair and condition, subject to reasonable wear and tear and damage by fire, lightening, tempest, structural weakness or defect, Acts of God, civil commotion, right and insurrection, cause beyond the control of the Tenant and damage for which Landlord is insured or damage for which a prudent Landlord would be insured and those repairs which are the responsibility of the Landlord pursuant to the terms hereof only.

         Notwithstanding the foregoing, the Tenant shall at or prior to the expiration of the Term hereof remove its movable effects and/or articles belonging to or brought upon the Leased Premises by Tenant and the Tenant shall repair any damages caused by such removal. The Tenant must forthwith remove, at Tenant's expense, all its alterations or improvements to the Leased Premises upon the written request of Landlord, unless the Landlord prefers that the whole or any part of such alterations or installations excluding movable effects and/or movable articles should remain, without any compensation whatsoever being allowed to the Tenant for same. At the expiration or sooner termination of the Term of this lease, Landlord shall have the right, at Tenant's expense, plus an administrative fee of fifteen percent (15%) for doing so, which shall be charged to Tenant as additional rent, to repair any damages caused by the Tenant or those for whom it is responsible in law to the Leased Premises and not repaired by Tenant, the whole subject to reasonable wear and tear and damage by fire, lightening, tempest, structural weakness or defect, Acts of God, civil commotion, right and insurrection, causes beyond


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         the control of the Tenant and damage for which Landlord is insured or damage for which a prudent Landlord would be insured and those repairs which are the responsibility of the Landlord pursuant to the terms hereof. Furthermore, Landlord shall have the right at Tenant's expense plus an administrative fee of fifteen percent (15%) for doing so, to remove any signage that Tenant may have left on the Building and to repair any damages caused by such removal and to restore the Building to its condition at the commencement of this Lease subject to reasonable wear and tear and damage by fire, lightening, tempest, structural weakness or defect, Acts of God, civil commotion, rights and insurrections, causes beyond the control of the Tenant and damage for which Landlord is insured or damage for which a prudent Landlord would be insured and those repairs which are the responsibility of the Landlord pursuant to the terms hereof.

         Notwithstanding the foregoing, the Tenant shall not have to remove the second floor of the Leased Premises, any structural reinforcement thereto, the freight elevator and its machine room. exterior walls and windows.

14.      PLATE GLASS AND DOOR SIGNS

         Any breakage of glass or plate glass in or about the Leased Premises and any damage to signs on Tenant's doors, which are not caused by the negligence of Landlord or those for whom it is in law responsible, shall be repaired and replaced by the Tenant at its expense.

15.      WAIVER

         The failure of the Landlord to insist upon the strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

16.      COMPLIANCE WITH LAWS AND REGULATIONS

         The Tenant shall, at its own expense, promptly comply with the requirements of every applicable statute, law and ordinance and with every applicable lawful regulation or order with respect to the removal of any encroachment placed by the Tenant, or to the condition, equipment, maintenance, or use or occupation of the Leased Premises, including the making of any alteration, addition in or to any structure upon, connected with or appurtenant to the Leased Premises, whether or not such alteration is required on account of any particular use to which the Leased Premises or part thereof may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties hereto; and shall comply with any applicable regulation, recommendation or order of the Canadian Fire Underwriters' Association, or any body having similar functions or of any liability or fire insurance company by which the Landlord and/or the Tenant may be insured.



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17.      FAILURE OF TENANT TO PERFORM

         If the Tenant fails to pay any taxes, rates, insurance premiums or charges which it has herein covenanted to pay, and which Tenant has failed to pay within a period of ten (10) days after notice in writing from the Landlord to remedy such default, the Landlord may pay the same and shall be entitled to charge the sums so paid to the Tenant, plus an administrative fee of fifteen percent (15%) for doing so, which shall be charged to Tenant as Additional Rental, who shall pay them forthwith on demand and the Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for all such sums as it might take for the recovery of rent.

         Such amounts so paid by the Landlord and any payments of Minimum Net Rental and/or Additional Rental when not paid on any due date as provided for herein shall bear interest from the due date to the date of payment, calculated daily at the prime rate of the Canadian Imperial Bank of Commerce, plus two percent (2%).

18.      DEFAULT

         The following shall be considered defaults under the terms of this lease:

         (a) If the Tenant shall fail to pay the Landlord any instalments of Minimum Net Rental, any Additional Rental, or any other amounts owing, after it shall have become due and payable as herein provided and Tenant fails to correct such default within five (5) days after notice in writing from the Landlord;

         (b) If the Tenant shall assign, sublet or permit the use of the Premises by other except in the manner herein permitted;

         (c) If any seizure is practiced against the property of the Tenant in the Premises as a result of a judgment rendered against Tenant;

         (d) If the Tenant shall fail to take possession of the Premises, or if the Tenant should abandon or vacate the Premises;

         (e) If any insurance carried by the Landlord be cancelled in consequence of the business carried by the Tenant, or in consequence of anything brought into or stored in the Premises by the Tenant, it being agreed and understood that if the insurer of the Landlord threatens to cancel any of the Landlord's insurance with respect to the Property, the Tenant shall be immediately notified in writing; and

         (f) If the Tenant shall default in the performance of any of its other obligations under this lease, including without limitation the obligation to pay business and water taxes in a timely manner, or fail to effect any payment that may result in a charge, lien, encumbrance, or other right on the Property, or shall violate any of the rules and regulations hereinafter set forth, or hereafter to be established by the Landlord, and such default continues for fifteen (15) days following written notice thereof from the Landlord unless such default is incapable of being remedied with due diligence within such fifteen (15) day period, in which case, if Tenant fails to commence to remedy such default within such fifteen (15) day period and thereafter to continue with due diligence the cure of such default until it is remedied.

         In the event of any default of the terms of this lease, this lease may be terminated ipso facto, at the option of the Landlord, upon written notice to the Tenant to such effect. It is expressly agreed that such right of termination shall be, in addition to and without prejudice to all other rights as provided by law or herein, the Landlord may re-enter and re-let the Premises to whomsoever it may choose, acting reasonably, without further notice or demand being necessary, and may recover from the Tenant all amounts due hereunder at the date of such termination, expenses of such reletting (including any repairs, decorating, alterations or improvements necessitated thereby), and rental for the six (6) months next succeeding the date of such termination, all of which shall immediately become due and payable. Thereafter, (that is, after the period for which Tenant has paid accelerated rent) the Tenant shall pay to the Landlord as liquidated damages until the end of the Term an amount equivalent to the rental provided in this lease, less the sum of the net receipts (if any), derived by the Landlord from re-letting of the Premises. As used herein, the expression "rental" shall mean the Minimum Net Rental, and the Additional Rental, and all other additional rents payable hereunder. The Tenant hereby irrevocably waives the benefit which may limit or diminish the Landlord's termination of this lease if the Tenant owes the Landlord One Hundred Thousand Dollars ($100,000.00) or more, and any right granted to the Tenant to prevent his eviction in the event of any default, nor will the payment after legal proceedings have been instituted entitle the Tenant to avoid the resiliation of the lease.

19.      BANKRUPTCY AND INSOLVENCY

         In the event that Tenant shall be adjudicated a bankrupt or make any general assignment for the benefit of creditors, or take the benefit of any insolvency or bankruptcy act, or if a receiver or trustee be appointed for the property of the Tenant, or any major part thereof, the present lease shall automatically terminate on the occurrence of any of the aforesaid events without further notice or delay, and Landlord shall be entitled to recover all arrears of Minimum Net Rental and Additional Rental as well as six (6) months of future Minimum Net Rental, Proportionate Expense Rental and Additional Rental or such other accelerated amount that the law may at any time provide.

         The Tenant hereby irrevocably waives his right to repudiate this lease pursuant to section 65.2 of the Bankruptcy and Insolvency Act or any section passed to amend or replace it.

20.      MAINTENANCE AND REPAIRS

         Notwithstanding the provisions of Article 1864 of the Civil Code of the Province of Quebec, the Tenant, at its own expense shall operate, maintain and keep the Leased Premises including all facilities, equipment and services, both inside and outside, in such good order and condition, as they would be kept by a careful owner and shall promptly make all needed repairs and replacements to the Leased Premises which a careful owner would make (save and except for repairs for which Tenant is not required to contribute to Proportionate Expense Rental) including, without limitation, the water, gas, drain and sewer connections, pipes and mains, electrical wiring, water closets, sinks and accessories thereof, and all equipment belonging to or connected with the Leased Premises or used in its operation.

         The Tenant shall also be responsible, at its sole expense, to wash the inside and outside of the windows of the Premises and to maintain and clean the Premises daily.

21.      LEASEHOLD IMPROVEMENTS

         The Tenant shall carry out all of the improvements and modifications required for its use of the Leased Premises including the building of a second floor and the work necessary to change the location of the premises of Fuji Photo Film Canada Inc. ("Fuji") in order for the Leased Premises to comply with the floor plans attached hereto as Schedule "A" (the "Tenant's Work"). The Tenant shall also be responsible for any structural work or modifications which are necessary to the Building as a result of the Tenant's Work. Once completed, all of the Tenant's Work will remain the property of the Landlord. The Tenant shall also be responsible to obtain all required permits to carry out said Tenant's Work.

         The second floor to be built by the Tenant must be at the same height as the mezzanine presently above the premises occupied by Fuji. It must be of sufficient quality to carry a minimum load of one hundred pounds (100 lbs.) per square foot, it shall have a minimum two-hour (2 hr) fire rating resistance and it shall be sufficiently insulated to be sound proof. The ceiling of the ground floor of the Leased Premises must have a minimum of eleven clear feet (11 ft.) wherever Possible. The ceiling of the second floor of the Leased Premises must have a minimum of ten clear feet (10 ft.) wherever possible. Doors throughout the Leased Premises must have a minimum of eight feet (8 ft.) in height. Windows to be built must be wherever possible approximately fifteen feet wide (15 ft.) by six feet high (6 ft.) all around, matching the glass and frame of the existing windows on the Building.

         The Tenant shall submit to the Landlord, for the Landlord's review and approval having regards to the first class nature and quality of the Building, the Tenant's build out plans (the "TBP") on or about March 7, 1995. Once the Landlord has approved the TBP, the

         Tenant's Work will be carried out in a good and workmanlike manner in accordance with the approved TBP and the requirements of section 22 hereof.

         The Landlord agrees to pay for the cost of the Tenant's Work up to a maximum sum of One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00), plus GST and QST thereof. If the Tenant's Work cost less than One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00), the Landlord shall pay to the Tenant the difference within thirty (30) days of the substantial completion of the leasehold improvements. The choice of the contractor will be made by both parties, acting reasonably, from at least three contractors.

         The Landlord shall pay for the cost of the Tenant's Work progressively in accordance with the schedule of payments established in the winning construction bid. If the Tenant's Work costs more than One million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00), the Tenant shall pay to the contractor the balance owing in accordance with the schedule of payments established in the construction bid.

         The Landlord warrants that the current premises of the Tenant can be connected to the Premises by networking computer cable.

         The Landlord further warrants that the Volunteer dormitories can be located inside the Premises without windows in accordance with Ville Saint-Laurent by-laws, regulations, directives and ordinances (subject to the condition that windows will be built all around the outside of the Leased Premises).

         The Tenant shall have the right to use an exterior landscaped space for the purposes of a play area for a day-care centre to be located in a location to be established by mutual consent of both parties within 500 meters of the day-care centre for the Premises, provided municipal approval is obtained for same. The Tenant will have the right to fence in this play area with a fence of 1.2 meters high and the Tenant shall have access to the play area during all hours that the day-care centre is in operation, provided municipal approval is obtained for same.

22.      IMPROVEMENTS AND ALTERATIONS

         The Tenant shall have the right to make the Tenant's Work and any other subsequent improvements, alternations or additions (the "Work"), with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, in the Leased Premises in compliance with the following conditions.

         (a) Tenant shall furnish to Landlord plans and specifications showing in reasonably complete detail the Work proposed to be carried out and the estimated cost thereof and Landlord shall approve or reject such plans and specifications within thirty

                  (30) days after receipt of the same. If such plans and specifications are approved, all Work shall be carried out in compliance with the same;

         (b) The value of the Leased Premises shall not, as a result of any Work proposed to be carried on by Tenant, be less than the value of the Leased Premises before the commencement of such Work and Landlord, acting reasonably, shall be the sole judge of such value;

         (c) All Work shall be carried out as expeditiously and diligently as possible, and in a good Workmanlike manner and in compliance with all applicable permits, authorizations and building and zoning by-laws and with all regulations and requirements of all competent authorities having jurisdiction over the Leased Premises; using first quality materials.

         (d) The Leased Premises shall at all times be free of all Workmen's and suppliers' hypothecs and other similar hypothecs and charges;

         (e) Tenant shall maintain Workmen's Compensation insurance covering all persons employed in connection with the Work and shall produce evidence of such insurance to Landlord and shall also maintain such general liability insurance for the protection of Landlord and Tenant as Landlord may reasonably require;

         (f) All Work, when completed, shall be comprised in, and form part of the Leased Premises and shall be subject to all the provisions of this lease and Tenant shall not have any right to claim compensation therefor and the same shall not be removed by Tenant on termination of this lease.

         (g) Tenant shall pay the Landlord a sum equal to all its out-of-pocket expenses with respect to the review and supervision of the Work, together with an administration fee of fifteen percent (15%) of such out-of-pocket expenses.

         The Tenant shall pay to the Landlord the amount of any increase for any Real Estate Taxes or Capital Taxes to the extent that such increase is attributable to any action by the Tenant under this Section or any of the Tenant's Work set out in Section 21 hereof.

         No repairs, alterations, additions, decorations or improvements to the Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure, adversely affect the condition or operation of the Premises, or the building, or diminish the value thereof, or restrict or reduce the Landlord's coverage for insurance purposes.

23.      RIGHT OF FIRST REFUSAL

         The Tenant shall have the right of first refusal to lease any vacant space in the Building during the term of the Lease on the same terms and conditions as offered by another party which the Landlord is prepared to accept. The Landlord shall submit to the Tenant any offer to lease received from any party and the Tenant shall have a period of ten (10) days thereafter in which to exercise its right of first refusal with respect thereto. If the Tenant fails to notify the Landlord of its desire to exercise a right of first refusal in the time permitted therefore, the Landlord shall be permitted to lease the space on the terms and conditions contained in the offer submitted to the Tenant to the party in question for a period of sixty (60) days thereafter. If the Landlord fails to lease the space in question within such sixty (60) day period or should the terms and conditions be changed, the offer shall, once again, be subject to the Tenant's right of first refusal.

24.      UNDERSTANDING OF THIS LEASE

         Notwithstanding the fact that the Landlord drafted this lease and submitted it to the Tenant, the Tenant recognizes that the essential stipulations of this lease were negotiable and that he understands all of its stipulations and that the Landlord gave him adequate explanations with respect to the terms and conditions of this lease.

25.      DAMAGE AND DESTRUCTION

         In the event that the Leased Premises shall be destroyed or damaged, then:

         (a) if, in the opinion of Landlord, the damage or destruction is such that the Leased Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them, and if in either event the damage, in the further reasonable opinion of Landlord (which shall be given by written notice to Tenant within sixty (60) days of the happening of such damage or destruction) cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the giving of such notice, either Landlord or Tenant may within five (5) days next succeeding the giving of Landlord's opinion as aforesaid, terminate this lease by giving to the other notice in writing of such termination, in which event the Term of this lease shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which Tenant is liable under the Terms of this lease shall be apportioned and paid in full to the date of such destruction or damage. In the event that neither Landlord nor Tenant so terminates this lease, rent and all other payments for which Tenant is liable hereunder shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Leased Premises;

         (b) if the damage be such that the Leased Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them but if in either event the damage, in the opinion of Landlord (which shall be given to Tenant within sixty (60) days from the happening of such damage) can be repaired with reasonable diligence within one hundred and twenty (120) days of the giving of such notice, rent and all other payments for which Tenant is liable hereunder shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Leased Premises;

         (c) if, in the opinion of Landlord, the damage can be made good as aforesaid within one hundred and twenty (120) days of the giving of such notice, and the damage is such that the Leased Premises are capable of being partially used for the purposes for which leased, until such damage has been repaired, rent and all other payments for which Tenant is liable hereunder shall abate in the proportion that the part of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises.

         In the event that the building is partially destroyed or damaged so as to affect twenty-five percent (25%) or more of the rentable area of the building containing the Leased Premises, or in the opinion of Landlord the building is rendered unsafe, and whether or not the Leased Premises are affected, and in the reasonable opinion of Landlord (which shall be given by written notice to Tenant within sixty (60) days of the happening of such destruction), cannot be repaired with reasonable diligence within one hundred and twenty (120) days of the giving of such notice, Landlord may within five (5) days next succeeding the giving of Landlord's opinion as aforesaid, terminate this lease by giving to Tenant notice in writing of such termination, in which event the Term of this lease shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Tenant is liable under the Terms of this lease shall be apportioned and paid in full to the date of such destruction or damage.

         Nothing herein contained shall oblige Landlord to repair or reconstruct any leasehold alterations or improvements made to the Premises. On the contrary, all improvements in and to the Premises shall be the responsibility of Tenant, who shall be obliged to repair, replace and re-fixture them to a standard at least the equivalent of that which existed prior to the date of damage and destruction.

         For greater clarity, it is agreed by the parties that rent and all other payments for which Tenant is liable hereunder shall abate as provided for in this section until the earlier of the two (2) following dates:

                  i. the date on which the Tenant begins to use and occupy the Leased Premises to carry on its business therein after it has substantially completed its leasehold improvements to the Premises;

                  ii. ninety (90) days after the Landlord has completed its repairs to the Property and the Premises to the extent set out herein.

         Despite anything contained in this lease to the contrary, and without limiting Landlord's right or remedies hereunder, if more than twenty-five percent (25%) of the leasable area of the Property is damaged or destroyed, by reason of any cause in respect of which there are no proceeds of insurance available to Landlord despite the fact that Landlord has insured as a reasonably prudent landlord of a similar property, or if the proceeds of insurance are insufficient to pay Landlord for the cost of rebuilding or making fit the Property by at least Two Hundred and Fifty Thousand Dollars ($250,000.00) in excess of the deductible and despite the fact that Landlord has insured as a reasonably prudent landlord of a similar property, or any part thereof, or if any mortgagee does not consent to the payment to Landlord of such proceeds for such purpose, or if the Term of the lease which remains is less than twenty-four (24) months, then Tenant agrees that Landlord may, without obligation or liability to Tenant, terminate this lease by three (3) months written notice to Tenant, and all rents shall be adjusted as of then, and Tenant shall vacate and surrender the leased premises on such termination date.

         Notwithstanding anything to the contrary contained in this Lease, the Landlord releases and waives any and all claims for damages against the Tenant and those for whom Tenant is in law responsible with respect to occurrences insured or to be insured by the Landlord, and for which the Landlord receives insurance proceeds (or would have received insurance proceeds had it acted as a prudent administrator), whether or not such claims arise as the result of the negligence of the Tenant or of those for whom the Tenant is in law responsible and all policies of insurance taken out by the Landlord with respect to the Property shall provide that the insured shall not have any right of subrogation against the Tenant or any of its employees, agents or contractors.

         Notwithstanding the foregoing, the Landlord shall not be permitted to terminate this lease as a result of a damage or destruction unless concurrently therewith, it also terminates the leases of all other tenants of the Property. Should the Landlord rebuild the Property within a period of one (1) year from the date of the damage or destruction, Tenant shall have an option for thirty (30) days after being notified of Landlord's decision to rebuild to lease Premises similar to the Premises for the balance of the term after the damage or destruction and otherwise on the same terms and conditions as contained in this lease.

26.      INSURANCE REQUIREMENTS

         Tenant shall not do or commit any act upon the Leased Premises or bring into or keep upon the premises any article which will affect the fire risk or increase the rate of fire insurance or other insurance on the building. The Tenant shall be entitled to use those solvents and materials which are customarily used in the carrying on of its business. The

         Tenant shall from time to time provide the Landlord with a list of such solvents and materials in order that the Landlord shall be able to advise its insurer accordingly.

         Tenant shall comply with the rules and requirements of the Insurers' Advisory Organization of Canada or any successor body, and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the building, including policies insuring against tort or delictual liability.

         Subject to the foregoing, in no event shall any inflammable material, except for kinds and quantities required for ordinary office occupancy and permitted by the insurance policies covering the building, or any explosives or radioactive material whatsoever, be taken into the Leased Premises or retained therein.

         Should the rate of any type of insurance on the building be increased by reason of any violation of this lease by Tenant, Landlord, in addition to all other remedies, shall pay the amount of such increase, and the amount so paid shall become due and payable immediately by Tenant and collectible as Additional Rental.

         Tenant shall take out and keep in force during the Term of this lease comprehensive general liability insurance in amounts and with policies in form satisfactory from time to time to Landlord and with insurers reasonably acceptable to Landlord, the comprehensive general liability insurance in no event to be for less than five million dollars ($5,000,000.00), inclusive limits and all risks insurance covering furniture, fixtures and improvements in an amount equal to the full insurable value thereof. Copies of each insurance policy shall forthwith upon execution be delivered to Landlord, at the request of the Landlord. Each such policy shall name Landlord as an additional insured as its interest may appear and the comprehensive general liability policy shall contain a cross liability clause. The cost of premium for each and every such policy shall be paid by Tenant. Tenant shall obtain form the insurers under such policies, undertakings to notify Landlord in writing at least ten (10) days prior to any cancellation thereof.

         Tenant agrees that if Tenant fails to take out or to keep in force such insurance and Tenant had failed to remedy such default within two (2) days after written notice from Landlord specifying such default, Landlord will have the right to do so and to pay the premium therefor and in such event Tenant shall repay to Landlord the amount paid as premium, plus fifteen percent (15%) administration fee for doing so, which repayment shall be collectible as Additional Rental payable on the first day of the next month following the said payment of Landlord.

27.      CANCELLATION OF INSURANCE

         If any insurance policy on the Property or any part of it is cancelled or threatened by the insurer to be cancelled, or refused to be renewed, or if the coverage under it is reduced in any way by the insurer because of the use or occupation of any part of the Leased Premises by the Tenant or by any occupant of the Leased Premises, and if the Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) Working hours after notice by the Landlord, the Landlord may, either:

         (a) re-enter and take possession of the Leased Premises immediately by leaving upon the Leased Premises a notice of its intention to do so upon which the Landlord will have the same rights and remedies that are available to him under this lease or in virtue of the general law; or,

         (b) enter upon the Leased Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage and the Tenant will immediately pay the costs and expenses to the Landlord, together with a fee of fifteen percent (15%) of such costs and expenses representing the Landlord's overhead, which costs and expenses may be collected by the Landlord as Additional Rent and the Landlord will not be liable for any damage or injury caused to any Property of the Tenant or others located on the Leased Premises as the result of the entry. Such an entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment.

         Tenant will pay the amount of any increase in insurance premiums on the whole of the Property of which the Leased Premises form part, if such increase is caused by Tenant's operations in the Leased Premises. Tenant covenants that nothing will be done or omitted to be done whereby any policy shall be cancelled or the Leased Premises rendered uninsurable.

28.      SUBORDINATION

         The Landlord declares that it may assign its rights under this lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given and executed by the Landlord and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and Tenant that this lease shall not be cancelled or modified for any reason whatsoever without the consent in writing of such lending institution.

         Tenant hereby covenants and agrees that it will and whenever reasonably required by Landlord and at Landlord's expense, consent to and become a party to any instrument or instruments permitting a mortgage, trust deed or hypothec: to be placed on the Property, or any part thereof which the Leased Premises are a part as security for any indebtedness covered by the said trust deed, mortgage or hypothec in order to subordinate this lease to the said trust deed, mortgage or hypothec, provided that any trust deed, mortgage or hypothec shall provide that Tenant's peaceful possession of the Premises shall not be disturbed as long as it does not default in accordance with the provisions hereof.

29.      ATTORNEY

         The Tenant will, upon request of the Landlord or the mortgagee, hypothecary creditor or any person having an interest in the project, execute and deliver promptly those instruments and certificates referred to in Section 30 above which are requested by the Landlord. However, if ten (10) days after the date of request by the Landlord the Tenant has not executed and delivered them, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant the instruments and certificates required.

30.      INDEMNIFICATION

         Except in the event of negligence of Landlord or those for whom it is in law responsible, the Landlord shall not be liable nor responsible in any way for any injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any other person who may be upon the Leased Premises or for any loss of or damage to any property belonging to the Tenant or to its employees or to any other person while such property is on the leased Premises and in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure, by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the building or from the water, steam, sprinkler, or drainage pipes or plumbing Works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any tenant, but the Landlord shall use all reasonable diligence to remedy such condition, failure or interruption of service, after notice of same, when it is within its power and obligation so to do. Nor shall the Tenant be entitled to any abatement of Minimum Net Rental and Additional Rental in respect of any such condition, failure or interruption of service.

         The Tenant will indemnify and save harmless the Landlord from and against all fines, liability, damage suits, claims, demands and actions of any kind or nature which the Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any person or persons including the Landlord by reason of any such breach, violation or non-performance or of any wrongful act, neglect, or default on the part of the Tenant or any of its employees or officers.

         The Landlord will indemnify and save harmless the Tenant from and against all fines, liability, damage, suits, claims, demands and actions of any kind or nature which the Tenant shall or may become liable for or suffer by reason of any breach, violation or non performance by the Landlord of any covenant, term or provision hereof or by reason of any injury (including death resulting at any time therefrom) or damage to Property occasioned to or suffered by any person or persons including the Tenant by reason of any such breach, violation or non-performance of any wrongful act, neglect or default on the part of the Landlord or any of its employees or officers.

         Notwithstanding anything to the contrary contained in this Lease, the Tenant releases and waives any and all claims for damages against the Landlord and those for whom Landlord is in law responsible with respect to occurrences insured or to be insured by the Tenant, and for which the Tenant receives insurance proceeds or for which it would have received insurance proceeds had it acted as a prudent administrator, whether or not such claims arise as the result of the negligence of the Landlord or of those for whom the Landlord is in law responsible and all policies of insurance taken out by the Tenant shall provide that the insured shall not have any right of subrogation against the Landlord or any of its employees, agents or contractors.

31.      CONDITION OF PREMISES

         The Tenant represents that the Premises have been examined by the Tenant and save and except for any latent defects, the Tenant accepts the same in the condition or state which they now are, without representation or warranty, expressed or implied, in fact or by law, by the Landlord, and without recourse to the Landlord as to the nature, condition or usability thereof.

32.      OUTSIDE AREAS

         The Tenant shall not use any part of the exterior parking and loading areas or any other areas outside the Leased Premises for any purpose other than parking shipping or receiving in the areas designated by the Landlord for same save and except for the day care centre mentioned in section 21 hereof,

33.      PERMITS, ETC

         The Tenant shall obtain all necessary permits and licenses required for the occupancy and carrying on of its business.

34.      HEATING

         Tenant shall suitably heat the Leased Premises at its own cost and expense.



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



35.      SIGNS

         The Tenant shall be entitled to install on the upper part of the Building such signs as are normally installed in connection with its business, provided such signs comply with municipal by-laws and are approved by the Landlord in accordance with its criteria, which approval shall not be unreasonably withheld. Installation, if approved, will be at the sole expense of the Tenant. At the expiration of this lease, Tenant shall remove its signs at its own cost. Tenant shall be responsible for any and all damages incurred by the removal of its signs, and shall restore that portion of the building or the Property to its original condition, subject to normal wear and tear and damage by fire, lightening tempest, structural weakness or defects, Acts of God, civil commotion, rights and insurrections, causes beyond the control of Tenant and damage for which the Landlord is insured or damage for which a prudent Landlord would be insured and those repairs which are the responsibility of the Landlord pursuant to the terms hereof.

36.      RIGHT OF ENTRY

         Upon a twenty-four (24) hour notice, the Landlord shall have the right to exhibit the Property from time to time to any prospective mortgagee, purchaser or Tenant at all reasonable hours.

         The Tenant hereby renounces to Article 1885 of the Civil Code.

         Landlord shall have the right at all times during the Term of this lease to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of Tenant, stating that the Leased Premises are for sale and, for six (6) months prior to the end of the Term, Landlord shall have the right to place upon the Leased Premises a similar notice that the Leased Premises are for rent and Tenant win not remove such notice or knowingly permit same to be removed.

37.      DISTURBANCE

         The Tenant will not hold the Landlord in any way responsible for any damages or annoyance which the Tenant may sustain through the fault of any Tenant or Tenants who occupy any premises adjacent to, near or above the Leased Premises unless Landlord does not use its reasonable efforts in order to stop or prevent any such further damage or annoyance, and not use the Leased Premises for any purpose, notwithstanding anything stated herein, which may cause noise, disturbance or noxious odours, to the discomfort of other tenants and neighbours, and renounces to any claims he may have or acquire against the Landlord under Article 1861 of the Civil Code of the Province of Quebec, except to the extent hereinabove otherwise provided.

38.      NOTICE AND DEMANDS


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




         Any notice or demand given by the Landlord to the Tenant shall be deemed to be duly given when served upon the Tenant personally, or when mailed (registered) to the Tenant at the address of the premises. The Tenant elects domicile at ______ for the purpose of service of all notices, writs of summons or other legal documents in any suit at law, action or proceeding which the Landlord may take under this lease.

         Any notice or demand given by the Tenant to the Landlord shall be deemed to be duly given when served upon the Landlord personally or when mailed (registered) to the Landlord at the address designated by the Landlord for purposes of payment of rent hereunder.

39.      RULES AND REGULATIONS

         The Landlord shall have the right at its discretion to make reasonable rules and regulations not contrary to the spirit and intent of this lease which may from time to time be needful for the safety, care, cleanliness and proper administration of the Property including the Leased Premises, and for the preservation of good order therein, and the same be observed and performed by the Tenant and by the clerks, servants, employees, agents and customers of the Tenant, and all such rules and regulations now or hereafter to be established by the Landlord as herein provided shall form part of this lease as if now set forth at length herein.

40.      PUBLICATION

         The parties agree that this Lease is a confidential document which cannot be shown to any third party.

         The rights resulting from the present Lease may be published against the title to the Property, by way of a summary to which shall be annexed an abbreviated form of the Lease, which shall not contain any financial information in order to keep such financial information from the public. The said abbreviated lease and summary forms shall be prepared and completed by the Tenant who shall submit them for prior written approval by the Landlord or its legal counsel prior to depositing same at the registry office for publication. The provisions of this Lease shall take precedence over the provisions of the abbreviated lease which shall be executed by the parties for publication reasons only. The publication costs and the costs for providing copy of the said summary to the Landlord shall also be at the Tenant's expense. Should this Lease be published by way of a summary, the Tenant shall, at the termination of the Lease, cause the registration of such summary to be cancelled at its expense, failing which the Landlord will have the right to cause such cancellation and charge the Tenant with the cost of same.

41.      WASTE OR GARBAGE

         The Tenant agrees that it will keep the Leased Premises in a clean and tidy condition and will not permit waste paper, garbage, ashes, waste, debris or other objectionable material to accumulate thereon. Tenant shall arrange for removal and disposal of waste or garbage at its sole expense.

42.      ODOURS, DUST OR NOISE

         The Tenant warrants that no noxious odours, dust or unreasonable noise will emanate from the Leased Premises as a result of the operations conducted by the Tenant therein and Tenant further covenants that it will not cause or maintain any nuisance in, at or on the Leased Premises and/or the Property. Accordingly, the Tenant agrees that should such noxious odour, dust, or noise conditions exist, it will, at its own expense, take such steps as may be necessary to rectify the same, provided further that if the Tenant shall fail to commence to do so within forty-eight (48) hours and complete the same within a reasonable time after notice is received by the Tenant from Landlord, then the Landlord may, at its option and without prejudice to its other rights or recourses:

         (a) notify Tenant that it must shut down the offending operation in the Leased Premises; and

         (b) Landlord may proceed forthwith to take reasonable measures to correct the situation and the Landlord shall be entitled to cover the cost thereof from the Tenant forthwith upon demand, plus an administrative fee of fifteen percent (15%) for doing so, which shall be charged to Tenant as additional rent, such cost to be considered as Additional Rental hereunder.

43.      MANAGEMENT OF PROPERTY

         The Landlord shall have the right to have the Property managed by a property management corporation that it designates in writing from time to time.

44.      CUMULATIVE REMEDIES

         No reference to or exercise of any specific right or remedy by the Landlord shall preclude the Landlord from or prejudice the Landlord in exercising any other right under this lease in pursuing any other remedy or maintaining any action to which it may otherwise be entitled at law.

45.      ACCORD AND SATISFACTION

         No payment by the Tenant or receipt by the Landlord of a lesser amount other than the monthly payment of Minimum Net Rental is to be construed as other than on account of the earliest stipulated Minimum Net Rental and/or Property Expense rental and/or Additional Rental nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as rent to be considered in acknowledgment of full payment or an accord and satisfaction, and the Landlord may accept payment and cash cheques without prejudice to the Landlord's right to recover the balance of the rent or pursue its other remedies.

         Except in case of emergency, should the Landlord be required to do any Work in the Premises, it shall notify the Tenant of the nature and the location of same and the parties shall agree on mutually convenient time for the performance of same.

46.      ACCESS

         Upon a twenty-four (24) hour notice (except in an emergency), the Landlord shall have the right of access to the Leased Premises only during business hours except in an emergency, to perform work necessary for the Building or other tenants in the Building, the Tenant renouncing any claim to any indemnity or diminution of rent provided the same be carried out with reasonable diligence.

47.      FLOOR LOADING

         Tenant shall not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight or size might damage the Leased Premises and win not at any time overload the floors of the Leased Premises and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of Tenant or any of its servants, agents or employees or any person having business with Tenant, Tenant will forthwith pay to Landlord the cost of making good the same.

48.      OPTION TO RENEW

         Provided the Tenant is not in default in virtue of this Lease, Tenant shall have the option, upon giving a written notice to Landlord not less than twelve (12) months prior to expiration of the Term of any renewal period, of renewing the Term of this Lease for three (3) additional periods of five (5) years each. The Lease shall be renewed on the same terms and conditions, except for the Minimum Net Rental which shall be the fair market rental for similar premises; in the same geographic area for similar renewal terms.

49.      SUCCESSORS AND ASSIGNS

         This lease binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns as limited in this lease.



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



50.      DESCRIPTIVE HEADINGS

         The descriptive headings of this lease are inserted for convenience in reference for possible registration purposes only and do not constitute a part of this lease.

51.      INTERPRETATION

         This lease shall be construed and governed by the laws of the Province of Quebec. Should any of the provisions of this lease and/or its conditions be illegal or not enforceable under the laws of the Province of Quebec, it or they shall be considered severable and the lease and its conditions shall remain in force and be binding upon the parties as though the said provisions or conditions had never been included.

52.      WAIVER OF RESPONSIBILITY

         Landlord and Tenant shall not be liable for failure or delays in performing any of their obligations hereunder, should such failure or delays be caused by fire or other casualty, war, disaster, riots, strikes, walk-outs, acts of God, or other causes, except monetary inability beyond Landlord's or Tenant's reasonable control.

53.      LANGUAGE

         The Tenant hereby confirms that it has requested that the present document be drafted in the English language. Le Locataire certifie qu'il a requis que les presentes soient redigees en anglais.

EXTRACT OF A RESOLUTION OF THE BOARD OF DIRECTORS OF PHOENIX INTERNATIONAL LIFE SCIENCES INC. CONSENTED TO BY ALL OF THE DIRECTORS OF THE COMPANY AS OF THE THIRD (3rd) DAY OF MARCH 1995.
--------------------------------------------


BE IT RESOLVED AND IT IS HEREBY RESOLVED:

         THAT this Corporation lease from Liberty Sites Ltd. part of the building situated at 4850 Dobrin and 4901 Levy streets, in the City of St. Laurent, Province of Quebec, containing an office and warehouse area of approximately seventy thousand nine hundred and eighty square feet (70,980 sq. ft.) for a term of fifteen (15) years commencing on July 1, 1995, the whole pursuant to the terms of a draft lease approved by the directors;

         THAT Jean-Yves Caloz, secretary of the Corporation, be and she is hereby authorized to execute the lease and to furthermore sign such further documents and do such things that may be necessary or incidental in connection with the foregoing.

         TRUE copy of a resolution of Phoenix International Life Sciences Inc. adopted as of the third (3 rd) day of March 1995, in full compliance with the relevant provisions of the articles and by-laws of the Corporation, which resolution is presently in force, without amendment.


         CERTIFIED in St. Laurent as of the third (3d) day of March 1995.




                                              Name:  /S/ JEAN-YVES CALOZ
                                                     --------------------
                                                     Jean-Yves Caloz, Secretary




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